National General Holdings Corp. Reports Third Quarter 2016 Results

NEW YORK, November 2, 2016 (GLOBE NEWSWIRE) - National General Holdings Corp. (NASDAQ:NGHC) today reported third quarter 2016 net income of $19.9 million or $0.18 per diluted share, compared to $39.0 million or $0.38 per diluted share in the third quarter of 2015. Third quarter 2016 operating earnings(1) was $33.6 million or $0.31 per diluted share, compared to $44.1 million or $0.43 per diluted share in the third quarter of 2015.

Third Quarter 2016 Highlights Versus Third Quarter 2015*

•
Net written premium grew $285.3 million or 59.2% to $767.3 million, driven by added premiums from the acquisition of Century-National which closed on June 1, 2016, the National General Lender Services (formerly QBE Lender-Placed Insurance) and Assurant Health transactions which both closed on October 1, 2015, the addition of Assigned Risk Solutions (ARS) premium volume which is now written on National General paper, underlying organic growth within our P&C business, and continued expansion of our A&H segment.

•
The overall combined ratio(10, 14) was 94.6% compared to 90.2% in the prior year's quarter, excluding non-cash amortization of intangible assets. The P&C segment reported an increase in combined ratio to 94.5% from 89.4% in the prior year’s quarter, which was elevated by significant storm losses as described below, while the A&H segment reported a combined ratio of 95.4% compared to 97.6% in the prior year’s quarter, driven by increased scale and strong results from our Assurant Health book.

•
Total revenues grew by $308.6 million or 56.2% to $857.4 million, primarily driven by the aforementioned premium growth, service and fee income growth of $34.8 million or 49.1%, and net investment income growth of $10.2 million or 63.4%.

•
Shareholders' equity was $1.91 billion and fully diluted book value per share was $13.76 at September 30, 2016, growth of 25.7% and 14.1%, respectively, from September 30, 2015. Our trailing twelve month operating return on average equity (ROE)(15) was 12.6% as of September 30, 2016.

•
Third quarter 2016 operating earnings exclude the following items, net of tax: $7.2 million or $0.07 per share of realized investment gains, $14.4 million or $0.13 per share of other-than-temporary impairment losses, less than $0.01 per share of foreign exchange loss, less than $0.01 per share of equity in earnings of unconsolidated subsidiaries (other than our Life Settlement Contracts Entities and Real Estate investments), and $6.5 million or $0.06 per share of non-cash amortization of intangible assets.

•	Third quarter 2016 operating earnings include approximately $15.0 million or $0.09 per share of losses related to floods that occurred in Louisiana in August 2016.

Barry Karfunkel, National General's President and CEO, stated: "Our third quarter results reflect strong top line momentum, both from organic opportunities that we are seeing in the market and the benefit of recently closed acquisitions. Since we last reported earnings, we have closed on our acquisitions of both Standard Mutual, which further expands our packaged home and auto offerings in Illinois and Indiana, and Direct General, which adds a direct marketing distribution channel to our core non-standard auto business and expands our presence in this product line in the Southeast. Our acquisition pipeline remains active, as we are at a point in the cycle where some competitors are having difficulty maintaining profitability and lack the technological capabilities to compete effectively in a challenging market. This dislocation is also benefiting us organically. As always, we will remain opportunistic in our deal selection process."

*NOTE: Unless specified otherwise, discussion of our third quarter 2016 and 2015 results do not include financial results from the Reciprocal Exchanges, which are presented within our consolidated financial results within this release but are not included in net income available to NGHC common stockholders.

Overview of Third Quarter 2016 as Compared to Third Quarter 2015

Gross written premium grew 55.7% to $851.4 million, net written premium grew 59.2% to $767.3 million, and net earned premium grew 56.6% to $734.3 million. Premium growth was driven by several key factors: underlying organic growth within our P&C segment, continued expansion of our A&H segment, additional premiums from the acquisition of Century-National which closed on June 1, 2016, the National General Lender Services (formerly QBE Lender-Placed Insurance) and Assurant Health transactions which both closed on October 1, 2015, and added premium volume from Assigned Risk Solutions (ARS), which we began writing on National General paper in the first quarter of 2016.

Service and fee income grew 49.1% to $105.6 million, driven by added service and fee income from our recently completed transactions, primarily National General Lender Services and Assurant Health, and underlying growth within our A&H segment.

Excluding non-cash amortization of intangible assets, the combined ratio(10,14) was 94.6% with a loss ratio of 67.0% and an expense ratio(10, 13) of 27.6%, compared to a prior year combined ratio of 90.2% with a loss ratio of 61.6% and an expense ratio of 28.6%.

Underwriting results detailed by each of our business segments are as follows:

•
Property & Casualty - Gross written premium grew by 49.8% to $753.7 million, net written premium grew by 51.7% to $679.9 million, and net earned premium grew by 48.5% to $629.3 million. P&C net written premium growth was driven by several key factors: underlying organic growth of $56.6 million or 12.6% increase, the addition of $61.2 million from the Century-National acquisition, the addition of $99.8 million from the National General Lender Services transaction, and the addition of $14.1 million from ARS, which we began writing on National General paper during the first quarter of 2016. Service and fee income grew 27.9% to $65.5 million, driven by increased premium volume in the quarter, the addition of service and fee income from acquisitions completed during the current and prior year (including ARS, National General Lender Services and Century-National). Excluding non-cash amortization of intangible assets, the combined ratio(10,14) was 94.5% with a loss ratio of 65.9% and an expense ratio(10,13) of 28.6%, versus a prior year combined ratio of 89.4% with a loss ratio of 60.2% and an expense ratio of 29.2%. The loss ratio was impacted by pre-tax catastrophe losses of approximately $15.0 million related to floods that occurred in Louisiana in August 2016, a $3.7 million pre-tax increase in losses related to hail storms that occurred in San Antonio and Dallas, Texas in April 2016, and increased severe loss activity in our Northeast monoline homeowners' product that had a $4.1 million pre-tax impact in the quarter.

•
Accident & Health - Gross written premium grew to $97.6 million, net written premium grew to $87.4 million, and net earned premium grew to $105.1 million, from $43.6 million, $33.8 million, and $45.1 million, respectively, in the prior year's quarter. A&H net written premium growth was driven by the addition of $46.4 million from the Assurant Health transaction, as well as continued growth from our domestic business, with $33.5 million in premium at our U.S. underwriting subsidiaries compared to $23.6 million in the prior year’s quarter. Service and fee income grew to $40.2 million from $19.7 million in the prior year’s quarter, driven by the addition of service and fee income from the Assurant Health transaction and strong growth at our agencies. Excluding non-cash amortization of intangible assets, the combined ratio(10,14) was 95.4% with a loss ratio of 73.4% and an expense ratio(10,13) of 22.0%, versus a prior year combined ratio of 97.6% with a loss ratio of 74.3% and an expense ratio of 23.3%. The loss ratio was impacted by a higher level of losses within our legacy small group self-funded product, which was more than offset by strong results from our Assurant book.

•
Reciprocal Exchanges - Results for the Reciprocal Exchanges are not included in net income available to NGHC common stockholders. Gross written premium was $81.0 million, net written premium was $39.1 million, and net earned premium was $35.5 million. Reciprocal Exchanges combined ratio(10, 12) was 96.4% with a loss ratio of 50.4% and an expense ratio(10, 11) of 46.0%.

Investment income grew 63.4% to $26.4 million, reflecting an increase in the size of our investment portfolio as compared to the prior year’s quarter. Third quarter 2016 results included $11.1 million of net realized and unrealized investment gain compared with a gain of $1.3 million in the third quarter of 2015. The third quarter of 2016 included $22.1 million of other-than-temporary impairment losses versus $6.0 million in the prior year’s quarter. Total investments and cash equivalents were $3.6 billion as of September 30, 2016. Accumulated other comprehensive income increased to $67.4 million at September 30, 2016 from $44.7 million at June 30, 2016.

Interest expense was $10.5 million, up from $5.8 million in the prior year’s quarter due to an increased amount of debt on our balance sheet. Debt was $675.5 million at September 30, 2016, up from $347.0 million at September 30, 2015 as a result of our October 2015 issuance of $100.0 million of senior unsecured notes, our May 2016 borrowing of $50.0 million under our credit facility, and our June 2016 promissory note of $178.9 million for the acquisition of Century-National.

Equity in earnings of unconsolidated subsidiaries (predominantly our investment in Life Settlement Entities and Real Estate investments) was a $3.0 million gain in the third quarter of 2016 versus a $2.3 million gain in the prior year's quarter, reflecting fair value adjustments on life settlement contracts and income from our real estate investments.

The third quarter of 2016 provision for income taxes was $9.1 million and the effective tax rate for the quarter was 26.5%. Included in the third quarter of 2016 provision for income taxes was a $1.6 million benefit attributable to a reduction of the deferred tax liability associated with the equalization reserves of our Luxembourg Reinsurance Companies (LRC). As of September 30, 2016, the remaining deferred tax liability associated with our LRC was $2.9 million.

National General Holding Corp.'s shareholders' equity was $1,912.9 million at September 30, 2016, growth of 25.7% from $1,521.9 million at September 30, 2015. Fully diluted book value per share was $13.76 at September 30, 2016, growth of 14.1% from $12.06 at September 30, 2015. Our trailing twelve month operating return on average equity (ROE)(15) was 12.6% as of September 30, 2016.

Year-to-Date P&C Segment Notable Large Losses ($ million)
		P&C Notable Large Losses and ALAE	P&C Loss Ratio Points*	EPS Impact After Tax
Q3	Development on April Dallas and San Antonio Hail Storms	$3.7	0.6%	$0.02
Q3	August Louisiana Flood	$15.0	2.4%	$0.09
Q2	April Dallas and San Antonio Hail Storms	$18.4	3.2%	$0.11
Q1	March Dallas Hail Storm	$5.0	0.9%	$0.03

*Loss ratio points related to P&C net earned premium in quarter the loss event was recorded

Additional Items

•
Standard Property and Casualty Insurance Company - On October 7, 2016, we closed the acquisition of Standard Property and Casualty Insurance Company (f/k/a Standard Mutual Insurance Company), an Illinois based property and casualty insurance underwriter (“SPCIC”).

•
Direct General Acquisition - On November 1, 2016, we closed the acquisition of Elara Holdings, Inc., the parent company of Direct General Corporation, a Tennessee based P&C insurance company that predominantly writes non-standard auto business in the Southeastern United States. The estimated purchase price for the transaction was approximately $161.6 million, subject to customary post-closing adjustments.

Conference Call

On Thursday, November 3, 2016 at 11:00 AM ET, President and Chief Executive Officer Barry Karfunkel and Chief Financial Officer Mike Weiner will review results and discuss business conditions via a conference call that may be accessed as follows:

Toll-Free U.S. Dial-in:        888-267-2860
International Dial-in:        973-413-6102
Conference Entry Code:        870411
Webcast Registration:        http://ir.nationalgeneral.com/events.cfm

A replay of the conference call will be accessible from 2:00 PM ET on Thursday, November 3, 2016 to 11:59 PM ET on Thursday, November 10, 2016 by dialing either 800-332-6854 (toll-free) within the U.S. or 973-528-0005 outside the U.S. and entering passcode 870411. In addition, a replay of the webcast can also be retrieved at
http://ir.nationalgeneral.com/events.cfm.

About National General Holdings Corp.

National General Holdings Corp., headquartered in New York City, is a specialty personal lines insurance holding company. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best, and provides personal and commercial automobile, homeowners, umbrella, recreational vehicle, motorcycle, supplemental health, and other niche insurance products.

Forward Looking Statements

This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate" and "believe" or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, estimates of the fair value of life settlement contracts, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with AmTrust Financial Services, Inc., ACP Re Ltd., Maiden Holdings, Ltd., or third party agencies, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in the Company's filings with the Securities and Exchange Commission.

Income Statement - Third Quarter
$ in thousands
(Unaudited)

	Three Months Ended September 30,
	2016				2015
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$851,371	$80,978	$931,459	(A)	$546,821	$79,864	$626,685
Ceded premiums	(84,052)	(41,912)	(125,074)	(B)	(64,832)	(36,214)	(101,046)
Net written premium	767,319	39,066	806,385		481,989	43,650	525,639
Net earned premium	734,343	35,507	769,850		468,965	34,296	503,261

Ceding commission income/(loss)	2,136	12,461	14,597		(2,348)	14,498	12,150
Service and fee income	105,636	1,360	95,662	(C)	70,853	1,248	60,907	(I)
Net investment income	26,368	3,405	27,676	(D)	16,140	2,332	18,472
Net gain on investments	11,053	96	11,149		1,291	124	1,415
Other-than-temporary impairment loss	(22,102)	—	(22,102)		(6,009)	—	(6,009)
Other revenue (expense)	(56)	—	(56)		(157)	—	(157)
Total revenues	$857,378	$52,829	$896,776	(E)	$548,735	$52,498	$590,039	(J)

Expenses:
Loss and loss adjustment expense	$491,948	$17,905	$509,853		$288,684	$13,575	$302,259
Acquisition costs and other underwriting expenses	135,057	5,683	140,740		98,686	10,095	108,744	(K)
General and administrative expenses	185,615	24,456	198,737	(F)	106,832	22,906	118,581	(L)
Interest expense	10,455	2,097	10,455	(G)	5,844	3,584	9,428
Total expenses	$823,075	$50,141	$859,785	(H)	$500,046	$50,160	$539,012	(M)

Income before provision/(benefit) for income taxes and equity in earnings of unconsolidated subsidiaries	$34,303	$2,688	$36,991		$48,689	$2,338	$51,027
Provision/(benefit) for income taxes	9,090	(285)	8,805		7,840	774	8,614
Income before equity in earnings of unconsolidated subsidiaries	25,213	2,973	28,186		40,849	1,564	42,413
Equity in earnings of unconsolidated subsidiaries	2,953	—	2,953		2,288	—	2,288
Net income before non-controlling interest and dividends on preferred shares	28,166	2,973	31,139		43,137	1,564	44,701
Less: net income attributable to non-controlling interest	36	2,973	3,009		24	1,564	1,588
Net income before dividends on preferred shares	28,130	—	28,130		43,113	—	43,113
Less: dividends on preferred shares	8,208	—	8,208		4,125	—	4,125
Net income available to common stockholders	$19,922	$—	$19,922		$38,988	$—	$38,988

NOTE: Consolidated column includes eliminations as follows: (A) $(890), (B) $890, (C) $(11,334), (D) $(2,097), (E) $(13,431), (F) $(11,334), (G) $(2,097), (H) $(13,431), (I) $(11,194), (J) $(11,194), (K) $(37), (L) $(11,157), and (M) $(11,194).

Income Statement - Year to Date
$ in thousands
(Unaudited)

	Nine Months Ended September 30,
	2016				2015
	NGHC	Reciprocal Exchanges	Consolidated (1)		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$2,441,613	$158,148	$2,598,160	(A)	$1,631,581	$217,830	$1,845,821	(J)
Ceded premiums	(231,388)	(79,952)	(309,739)	(B)	(189,560)	(124,777)	(310,747)	(K)
Net written premium	2,210,225	78,196	2,288,421		1,442,021	93,053	1,535,074
Net earned premium	2,066,175	71,535	2,137,710		1,352,802	98,440	1,451,242

Ceding commission income/(loss)	(2,964)	27,370	24,406		(1,249)	28,449	27,200
Service and fee income	302,209	2,555	282,623	(C)	200,849	2,990	173,335	(L)
Net investment income	75,399	5,653	76,874	(D)	46,403	6,552	52,955
Net gain on investments	18,911	237	19,148		5,203	271	5,474
Other-than-temporary impairment loss	(22,102)	—	(22,102)		(8,492)	—	(8,492)
Other revenue (expense)	258	—	258		(327)	—	(327)
Total revenues	$2,437,886	$107,350	$2,518,917	(E)	$1,595,189	$136,702	$1,701,387	(M)

Expenses:
Loss and loss adjustment expense	$1,355,620	$35,641	$1,391,261		$838,950	$56,824	$895,774
Acquisition costs and other underwriting expenses	356,343	6,176	362,513	(F)	274,227	20,967	295,131	(N)
General and administrative expenses	538,902	49,717	566,484	(G)	325,036	48,831	343,426	(O)
Interest expense	28,535	4,178	28,535	(H)	16,031	11,078	27,109
Total expenses	$2,279,400	$95,712	$2,348,793	(I)	$1,454,244	$137,700	$1,561,440	(P)

Income (loss) before provision/(benefit) for income taxes and equity in earnings of unconsolidated subsidiaries	$158,486	$11,638	$170,124		$140,945	$(998)	$139,947
Provision/(benefit) for income taxes	41,998	(559)	41,439		25,369	(477)	24,892
Income (loss) before equity in earnings of unconsolidated subsidiaries	116,488	12,197	128,685		115,576	(521)	115,055
Equity in earnings of unconsolidated subsidiaries	16,991	—	16,991		8,900	—	8,900
Net income (loss) before non-controlling interest and dividends on preferred shares	133,479	12,197	145,676		124,476	(521)	123,955
Less: net income (loss) attributable to non-controlling interest	52	12,197	12,249		68	(521)	(453)
Net income before dividends on preferred shares	133,427	—	133,427		124,408	—	124,408
Less: dividends on preferred shares	16,458	—	16,458		9,900	—	9,900
Net income available to common stockholders	$116,969	$—	$116,969		$114,508	$—	$114,508

NOTES: Consolidated column includes eliminations as follows: (A) $(1,601), (B) $1,601, (C) $(22,141), (D) $(4,178), (E) $(26,319), (F) $(6), (G) $(22,135), (H) $(4,178), (I) $(26,319), (J) $(3,590), (K) $3,590, (L) $(30,504), (M) $(30,504), (N) $(63), (O) $(30,441), and (P) $(30,504).

(1) Consolidated column for the nine months ended September 30, 2016 excludes Reciprocal Exchanges' operating results from January 1, 2016 to March 31, 2016, as these entities did not meet the criteria for consolidation under GAAP.

Earnings and Per Share Data
$ in thousands, except shares and per share data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income available to common stockholders	$19,922	$38,988	$116,969	$114,508
Basic net income per common share	$0.19	$0.39	$1.11	$1.19
Diluted net income per common share	$0.18	$0.38	$1.08	$1.16

Operating earnings attributable to NGHC(1)	$33,590	$44,051	$133,740	$123,199
Basic operating earnings per common share(1)	$0.32	$0.44	$1.26	$1.28
Diluted operating earnings per common share(1)	$0.31	$0.43	$1.24	$1.25

Dividends declared per common share	$0.04	$0.02	$0.10	$0.06

Weighted average number of basic shares outstanding	106,002,337	100,360,687	105,801,817	95,877,178
Weighted average number of diluted shares outstanding	108,423,998	102,940,728	108,053,177	98,314,808
Shares outstanding, end of period	106,088,008	105,433,893	106,088,008	105,433,893
Fully diluted shares outstanding, end of period	108,509,669	107,983,933	108,339,368	107,841,523

Book value per share	$14.07	$12.35	$14.07	$12.35
Fully diluted book value per share	$13.76	$12.06	$13.78	$12.07

Reconciliation of Net Income to Operating Earnings (Non-GAAP)
$ in thousands, except per share data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income available to common stockholders	$19,922	$38,988	$116,969	$114,508
Add (subtract) net of tax:
Net realized and unrealized gain on investments	(7,184)	(839)	(12,292)	(3,382)
Other-than-temporary impairment losses	14,366	3,906	14,366	5,520
Foreign exchange (gain)/loss	36	152	(115)	935
Equity in (earnings)/losses of unconsolidated subsidiaries (other than LSC Entities and Real Estate investments)	(2)	69	6	149
Non-cash amortization of intangible assets	6,452	1,775	14,806	5,469
Operating earnings attributable to NGHC (1)	$33,590	$44,051	$133,740	$123,199

Operating earnings per common share:
Basic operating earnings per common share	$0.32	$0.44	$1.26	$1.28
Diluted operating earnings per common share	$0.31	$0.43	$1.24	$1.25

Balance Sheets
$ in thousands

	September 30, 2016 (unaudited)				December 31, 2015 (audited)
ASSETS	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Total investments	$3,360,497	$298,616	$3,570,141	(A)	$2,425,168	$242,542	$2,667,710
Cash and cash equivalents	194,544	21,830	216,374		273,884	8,393	282,277
Premiums and other receivables, net (2)	867,315	56,443	923,758		702,439	56,194	758,633
Reinsurance recoverable on unpaid losses (3)	872,263	45,445	917,708		794,091	39,085	833,176
Intangible assets, net	347,973	18,229	366,202		344,073	4,825	348,898
Goodwill	211,702	—	211,702		112,414	—	112,414
Other	573,656	96,575	651,543	(B)	459,619	100,665	560,284
Total assets	$6,427,950	$537,138	$6,857,428	(C)	$5,111,688	$451,704	$5,563,392
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Unpaid loss and loss adjustment expense reserves	$1,946,113	$140,821	$2,086,934		$1,623,232	$132,392	$1,755,624
Unearned premiums	1,313,124	156,042	1,469,166		1,046,313	146,186	1,192,499
Reinsurance payable (4)	80,293	20,415	100,708		54,815	14,357	69,172
Accounts payable and accrued expenses (5)	318,543	9,061	323,499	(D)	265,057	19,845	284,902
Debt (6)	675,507	88,972	675,507	(E)	446,061	45,476	491,537
Other	181,476	86,951	253,844	(F)	162,189	70,829	233,018
Total liabilities	$4,515,056	$502,262	$4,909,658	(G)	$3,597,667	$429,085	4,026,752
Stockholders’ equity:
Common stock (7)	$1,061	$—	$1,061		$1,056	$—	$1,056
Preferred stock (8)	420,000	—	420,000		220,000	—	220,000
Additional paid-in capital	905,772	—	905,772		900,114	—	900,114
Accumulated other comprehensive income (loss)	67,430	—	67,430		(19,414)	—	(19,414)
Retained earnings	518,418	—	518,418		412,044	—	412,044
Total National General Holdings Corp. stockholders' equity	1,912,681	—	1,912,681		1,513,800	—	1,513,800
Non-controlling interest	213	34,876	35,089		221	22,619	22,840
Total stockholders’ equity	$1,912,894	$34,876	$1,947,770		$1,514,021	$22,619	$1,536,640
Total liabilities and stockholders’ equity	$6,427,950	$537,138	$6,857,428	(H)	$5,111,688	$451,704	$5,563,392

NOTE: Consolidated column includes eliminations as follows: (A) $(88,972), (B) $(18,688), (C) $(107,660), (D) $(4,105), (E) $(88,972), (F) $(14,583), (G) $(107,660), and (H) $(107,660).

Segment Information - Third Quarter
$ in thousands
(Unaudited)

	Three Months Ended September 30,
	2016				2015
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$753,747	$97,624	$851,371	$80,978	$503,227	$43,594	$546,821	$79,864
Net written premium	679,944	87,375	767,319	39,066	448,140	33,849	481,989	43,650
Net earned premium	629,261	105,082	734,343	35,507	423,858	45,107	468,965	34,296

Ceding commission income/(loss)	1,809	327	2,136	12,461	(2,615)	267	(2,348)	14,498
Service and fee income	65,478	40,158	105,636	1,360	51,193	19,660	70,853	1,248
Total underwriting revenues	$696,548	$145,567	$842,115	$49,328	$472,436	$65,034	$537,470	$50,042

Loss and loss adjustment expense	414,801	77,147	491,948	17,905	255,165	33,519	288,684	13,575
Acquisition costs and other	102,221	32,836	135,057	5,683	81,321	17,365	98,686	10,095
General and administrative	153,246	32,369	185,615	24,456	92,771	14,061	106,832	22,906
Total underwriting expenses	$670,268	$142,352	$812,620	$48,044	$429,257	$64,945	$494,202	$46,576

Underwriting income	26,280	3,215	29,495	1,284	43,179	89	43,268	3,466
Non-cash amortization of intangible assets	8,368	1,559	9,927	7,000	1,727	1,005	2,732	1,355
Underwriting income before amortization and impairment	$34,648	$4,774	$39,422	$8,284	$44,906	$1,094	$46,000	$4,821

Underwriting ratios
Loss and loss adjustment expense ratio (9)	65.9%	73.4%	67.0%	50.4%	60.2%	74.3%	61.6%	39.6%
Operating expense ratio (Non-GAAP) (10,11)	29.9%	23.5%	29.0%	46.0%	29.6%	25.5%	29.2%	50.3%
Combined ratio (Non-GAAP) (10,12)	95.8%	96.9%	96.0%	96.4%	89.8%	99.8%	90.8%	89.9%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (9)	65.9%	73.4%	67.0%	50.4%	60.2%	74.3%	61.6%	39.6%
Operating expense ratio (Non-GAAP) (10,13)	28.6%	22.0%	27.6%	26.2%	29.2%	23.3%	28.6%	46.4%
Combined ratio before amortization and impairment (Non-GAAP) (10,14)	94.5%	95.4%	94.6%	76.6%	89.4%	97.6%	90.2%	86.0%

Segment Information - Year to Date
$ in thousands
(Unaudited)

	Nine Months Ended September 30,
	2016				2015
	P&C	A&H	NGHC	Reciprocal Exchanges (1)	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$2,086,241	$355,372	$2,441,613	$158,148	$1,478,172	$153,409	$1,631,581	$217,830
Net written premium	1,888,660	321,565	2,210,225	78,196	1,315,238	126,783	1,442,021	93,053
Net earned premium	1,758,311	307,864	2,066,175	71,535	1,240,253	112,549	1,352,802	98,440

Ceding commission income/(loss)	(4,019)	1,055	(2,964)	27,370	(2,069)	820	(1,249)	28,449
Service and fee income	189,739	112,470	302,209	2,555	146,098	54,751	200,849	2,990
Total underwriting revenues	$1,944,031	$421,389	$2,365,420	$101,460	$1,384,282	$168,120	$1,552,402	$129,879

Loss and loss adjustment expense	1,123,353	232,267	1,355,620	35,641	759,198	79,752	838,950	56,824
Acquisition costs and other	275,171	81,172	356,343	6,176	233,951	40,276	274,227	20,967
General and administrative	445,053	93,849	538,902	49,717	282,797	42,239	325,036	48,831
Total underwriting expenses	$1,843,577	$407,288	$2,250,865	$91,534	$1,275,946	$162,267	$1,438,213	$126,622

Underwriting income	100,454	14,101	114,555	9,926	108,336	5,853	114,189	3,257
Non-cash amortization of intangible assets	17,843	4,936	22,779	13,726	5,479	2,936	8,415	5,221
Underwriting income before amortization and impairment	$118,297	$19,037	$137,334	$23,652	$113,815	$8,789	$122,604	$8,478

Underwriting ratios
Loss and loss adjustment expense ratio (9)	63.9%	75.4%	65.6%	49.8%	61.2%	70.9%	62.0%	57.7%
Operating expense ratio (Non-GAAP) (10,11)	30.4%	20.0%	28.8%	36.3%	30.1%	23.9%	29.5%	39.0%
Combined ratio (Non-GAAP) (10,12)	94.3%	95.4%	94.4%	86.1%	91.3%	94.8%	91.5%	96.7%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (9)	63.9%	75.4%	65.6%	49.8%	61.2%	70.9%	62.0%	57.7%
Operating expense ratio (Non-GAAP) (10,13)	29.4%	18.4%	27.7%	17.1%	29.6%	21.3%	28.9%	33.7%
Combined ratio before amortization and impairment (Non-GAAP) (10,14)	93.3%	93.8%	93.3%	66.9%	90.8%	92.2%	90.9%	91.4%
NOTE: (1) Reciprocal Exchanges' column for the nine months ended September 30, 2016 excludes its operating results from January 1, 2016 to March 31, 2016, as these entities did not meet the criteria for consolidation under GAAP.

Reconciliation of Operating Expense Ratio (Non-GAAP)
$ in thousands
(Unaudited)

	Three Months Ended September 30,
	2016				2015
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$670,268	$142,352	$812,620	$48,044	$429,257	$64,945	$494,202	$46,576
Less: Loss and loss adjustment expense	414,801	77,147	491,948	17,905	255,165	33,519	288,684	13,575
Less: Ceding commission income/(loss)	1,809	327	2,136	12,461	(2,615)	267	(2,348)	14,498
Less: Service and fee income	65,478	40,158	105,636	1,360	51,193	19,660	70,853	1,248
Operating expense	188,180	24,720	212,900	16,318	125,514	11,499	137,013	17,255
Net earned premium	$629,261	$105,082	$734,343	$35,507	$423,858	$45,107	$468,965	$34,296
Operating expense ratio (Non-GAAP)	29.9%	23.5%	29.0%	46.0%	29.6%	25.5%	29.2%	50.3%

Total underwriting expenses	$670,268	$142,352	$812,620	$48,044	$429,257	$64,945	$494,202	$46,576
Less: Loss and loss adjustment expense	414,801	77,147	491,948	17,905	255,165	33,519	288,684	13,575
Less: Ceding commission income/(loss)	1,809	327	2,136	12,461	(2,615)	267	(2,348)	14,498
Less: Service and fee income	65,478	40,158	105,636	1,360	51,193	19,660	70,853	1,248
Less: Non-cash amortization of intangible assets	8,368	1,559	9,927	7,000	1,727	1,005	2,732	1,355
Operating expense before amortization and impairment	179,812	23,161	202,973	9,318	123,787	10,494	134,281	15,900
Net earned premium	$629,261	$105,082	$734,343	$35,507	$423,858	$45,107	468,965	34,296
Operating expense ratio before amortization and impairment (Non-GAAP)	28.6%	22.0%	27.6%	26.2%	29.2%	23.3%	28.6%	46.4%

Reconciliation of Operating Expense Ratio (Non-GAAP)
$ in thousands
(Unaudited)

	Nine Months Ended September 30,
	2016				2015
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$1,843,577	$407,288	$2,250,865	$91,534	$1,275,946	$162,267	$1,438,213	$126,622
Less: Loss and loss adjustment expense	1,123,353	232,267	1,355,620	35,641	759,198	79,752	838,950	56,824
Less: Ceding commission income/(loss)	(4,019)	1,055	(2,964)	27,370	(2,069)	820	(1,249)	28,449
Less: Service and fee income	189,739	112,470	302,209	2,555	146,098	54,751	200,849	2,990
Operating expense	534,504	61,496	596,000	25,968	372,719	26,944	399,663	38,359
Net earned premium	$1,758,311	$307,864	$2,066,175	$71,535	$1,240,253	$112,549	$1,352,802	$98,440
Operating expense ratio (Non-GAAP)	30.4%	20.0%	28.8%	36.3%	30.1%	23.9%	29.5%	39.0%

Total underwriting expenses	$1,843,577	$407,288	$2,250,865	$91,534	$1,275,946	$162,267	$1,438,213	$126,622
Less: Loss and loss adjustment expense	1,123,353	232,267	1,355,620	35,641	759,198	79,752	838,950	56,824
Less: Ceding commission income/(loss)	(4,019)	1,055	(2,964)	27,370	(2,069)	820	(1,249)	28,449
Less: Service and fee income	189,739	112,470	302,209	2,555	146,098	54,751	200,849	2,990
Less: Non-cash amortization of intangible assets	17,843	4,936	22,779	13,726	5,479	2,936	8,415	5,221
Operating expense before amortization and impairment	516,661	56,560	573,221	12,242	367,240	24,008	391,248	33,138
Net earned premium	$1,758,311	$307,864	$2,066,175	$71,535	$1,240,253	$112,549	$1,352,802	$98,440
Operating expense ratio before amortization and impairment (Non-GAAP)	29.4%	18.4%	27.7%	17.1%	29.6%	21.3%	28.9%	33.7%

Premiums by Business Line
$ in thousands
(Unaudited)

	Three Months Ended September 30,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2016	2015	Change	2016	2015	Change	2016	2015	Change
Property & Casualty
Personal Auto	$384,670	$307,799	25.0%	$344,605	$257,432	33.9%	$312,654	$251,754	24.2%
Homeowners	136,437	103,423	31.9%	120,242	105,028	14.5%	100,875	92,283	9.3%
RV/Packaged	42,964	40,447	6.2%	42,705	40,113	6.5%	40,727	38,489	5.8%
Commercial Auto	72,692	48,052	51.3%	66,790	43,502	53.5%	59,791	39,440	51.6%
Lender-placed insurance	105,249	—	NA	99,824	—	NA	103,751	—	NA
Other	11,735	3,506	234.7%	5,778	2,065	179.8%	11,463	1,892	505.9%
Property & Casualty	753,747	503,227	49.8%	679,944	448,140	51.7%	629,261	423,858	48.5%

Accident & Health	97,624	43,594	123.9%	87,375	33,849	158.1%	105,082	45,107	133.0%
Total National General	851,371	546,821	55.7%	767,319	481,989	59.2%	734,343	468,965	56.6%

Reciprocal Exchanges
Personal Auto	25,345	24,177	4.8%	15,047	(3,683)	(508.6)%	13,860	14,494	(4.4)%
Homeowners	53,534	53,836	(0.6)%	22,948	45,686	(49.8)%	20,275	18,404	10.2%
Other	2,099	1,851	13.4%	1,071	1,647	(35.0)%	1,372	1,398	(1.9)%
Reciprocal Exchanges	80,978	79,864	1.4%	39,066	43,650	(10.5)%	35,507	34,296	3.5%

Consolidated Total	931,459	626,685	48.6%	806,385	525,639	53.4%	769,850	503,261	53.0%

NOTE: Consolidated Total includes eliminations of $(890) and $0 within 2016 and 2015 Gross Written Premium, respectively.

	Nine Months Ended September 30,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2016	2015	Change	2016	2015	Change	2016	2015	Change
Property & Casualty
Personal Auto	$1,107,963	$936,397	18.3%	$977,212	$805,081	21.4%	$875,480	$786,397	11.3%
Homeowners	307,455	265,685	15.7%	276,677	250,874	10.3%	256,870	219,633	17.0%
RV/Packaged	129,260	121,093	6.7%	128,582	119,781	7.3%	117,261	112,041	4.7%
Commercial Auto	191,209	139,880	36.7%	174,731	127,753	36.8%	155,105	111,491	39.1%
Lender-placed insurance	325,436	—	NA	317,206	—	NA	335,076	—	NA
Other	24,918	15,117	64.8%	14,252	11,749	21.3%	18,519	10,691	73.2%
Property & Casualty	2,086,241	1,478,172	41.1%	1,888,660	1,315,238	43.6%	1,758,311	1,240,253	41.8%

Accident & Health	355,372	153,409	131.7%	321,565	126,783	153.6%	307,864	112,549	173.5%
Total National General	2,441,613	1,631,581	49.6%	2,210,225	1,442,021	53.3%	2,066,175	1,352,802	52.7%

Reciprocal Exchanges
Personal Auto	48,466	67,641	NA	28,500	38,619	NA	26,840	60,965	NA
Homeowners	105,170	144,201	NA	46,483	48,235	NA	39,879	33,452	NA
Other	4,512	5,988	NA	3,213	6,199	NA	4,816	4,023	NA
Reciprocal Exchanges (1)	158,148	217,830	NA	78,196	93,053	NA	71,535	98,440	NA

Consolidated Total	2,598,160	1,845,821	40.8%	2,288,421	1,535,074	49.1%	2,137,710	1,451,242	47.3%

NOTES: Consolidated Total includes eliminations of $(1,601) and $(3,590) within 2016 and 2015 Gross Written Premium, respectively.

(1) Reciprocal Exchanges for the nine months ended September 30, 2016 excludes its operating results from January 1, 2016 to March 31, 2016, as these entities did not meet the criteria for consolidation under GAAP.

Additional Disclosures

(1) References to operating earnings and basic and diluted operating EPS are non-GAAP financial measures defined by the Company as net income and basic earnings per share excluding after-tax net realized and unrealized investment gain or loss on securities, other-than-temporary impairment losses, foreign exchange gain or loss, equity in earnings or losses of unconsolidated subsidiaries (other than LSC Entities and Real Estate investment gains or losses), and non-cash amortization of intangible assets. The Company believes operating earnings and basic and diluted operating EPS are more relevant measures of the Company’s profitability because operating earnings and basic and diluted operating EPS contain the components of net income upon which the Company’s management has the most influence and excludes factors outside management’s direct control and non-recurring items. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(2) Premiums and other receivables, net includes $19,481 and $62,306 from related parties at September 30, 2016 and December 31, 2015, respectively.
(3) Reinsurance recoverable on unpaid losses includes $33,173 and $42,774 from related parties at September 30, 2016 and December 31, 2015, respectively.
(4) Reinsurance payable includes $38,096 and $31,923 due to related parties at September 30, 2016 and December 31, 2015, respectively.
(5) Accounts payable and accrued expenses includes $27,285 and $51,755 to related parties at September 30, 2016 and December 31, 2015, respectively.
(6) Debt (Exchanges owed to related party) includes $0 and $45,476 at September 30, 2016 and December 31, 2015, respectively.
(7) Common stock: $0.01 par value - authorized 150,000,000 shares, issued and outstanding 106,088,008 shares - September 30, 2016; authorized 150,000,000 shares, issued and outstanding 105,554,331 shares - December 31, 2015.
(8) Preferred stock: $0.01 par value - authorized 10,000,000 shares, issued and outstanding 2,565,000 shares - September 30, 2016; authorized 10,000,000 shares, issued and outstanding 2,365,000 shares - December 31, 2015.
(9) Loss and loss adjustment expense ratio is calculated by dividing loss and loss adjustment expenses by net earned premium.
(10) Operating expense ratio and combined ratio are considered non-GAAP financial measures under applicable SEC rules because a component of those ratios, operating expense, is calculated by offsetting acquisition and other underwriting costs and general and administrative expense by ceding commission income and service and fee income. Management uses operating expense ratio (non-GAAP) and combined ratio (non-GAAP) to evaluate financial performance against historical results and establish targets on a consolidated basis. The Company believes this presentation enhances the understanding of our results by eliminating what we believe are volatile and unusual events and presenting the ratios with what we believe are the underlying run rates of the business. Other companies may calculate these measures differently, and, therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(11) Operating expense ratio is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by dividing operating expense by net earned premium. Operating expense consists of the sum of acquisition and other underwriting costs and general and administrative expense less ceding commission income and service and fee income. The ratio is used as an indicator of the Company's efficiency in acquiring and servicing its business. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(12) Combined ratio is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio and the operating expense ratio (non-GAAP) together. The ratio is used as an indicator of the Company's underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General.

(13) Operating expense ratio before amortization and impairment is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by dividing the operating expense before amortization and impairment by net earned premium. Operating expense before amortization and impairment consists of the sum of acquisition and other underwriting costs and general and administrative expense less ceding commission income and service and fee income less non-cash amortization of intangible assets and non-cash impairment of goodwill. The ratio is used as an indicator of the Company's efficiency in acquiring and servicing its business. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(14) Combined ratio before amortization and impairment is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio and the operating expense ratio before amortization and impairment (non-GAAP) together. The ratio is used as an indicator of the Company's underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(15) Trailing twelve month operating return on average equity is the ratio of the previous twelve months operating earnings to average shareholders' equity for the periods presented. Average shareholders' equity is the sum of the shareholders' equity excluding preferred stock at the beginning and end of the period presented divided by two. In the opinion of the Company's management this ratio is an important indicator of how well management creates value for its shareholders through its operating activities and capital management. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of net income to operating earnings, which is the Non-GAAP component of the operating return on average equity.

Investor Contact

Christine Worley
Director of Investor Relations
Phone: 212-380-9462
Email: Christine.Worley@NGIC.com